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                                                                     EXHIBIT 23

                         Independent Auditors' Consent




The Board of Directors
Citizens Utilities Company


We consent to the incorporation by reference in the Registration Statement (No. 33-37602) on Form S-8, in the Registration Statement (No. 33-39566) on Form S-8, in the Registration Statement (No. 33-39455) on Form S-8, in the Registration Statement (No. 33-41682) on Form S-8, in the Registration Statement (No. 33-42972) on Form S-8, in the Registration Statement (No. 33-48683) on Form S-8, in the Registration Statement (No. 33-54376) on Form S-8, in the Registration Statement (No. 33-44069) on Form S-3, in the Registration Statement (No. 33-44068) on Form S-3 and in the Registration Statement (No. 33-51529) on Form S-3 of Citizens Utilities Company of our report dated March 15, 1993, relating to the consolidated balance sheets of Citizens Utilities Company and subsidiaries as of December 31, 1992, 1991, and 1990 and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended, which report appears in the amended December 31, 1992 annual report on Form 10-K/A of Citizens Utilities Company.



                                           /s/ KPMG PEAT MARWICK
                                           KPMG PEAT MARWICK


New York, New York
March 14, 1994